Exhibit 10.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is made as of January 22, 2008, by and between Tap It, Inc., a Delaware corporation (the “Company”), and Winsonic Digital Media Group, Ltd., a Nevada corporation (the “Purchaser”).  The Company and the Purchaser are sometimes referred to herein as the “Parties” or a “Party”.

THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Purchase and Sale of Common Stock.

1.1 Sale and Issuance of Common Stock.

(a) Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at the Initial Closing (as defined below), and the Company agrees to sell and issue to Purchaser at the Initial Closing, 2,291,667 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), for the total purchase price of $550,000 (the “Initial Purchase Price”).  The shares Common Stock sold to Purchaser at the Initial Closing are hereinafter referred to as the “Initial Shares.”

(b) At any time prior to February 28, 2008, the Purchaser shall have the option (the “First Option”), exercisable upon notice duly given to the Company, at the Second Closing (as defined below), to (i) purchase a number of shares of Common Stock not to exceed 6,041,667 (the “Second Shares”) for the purchase price of $0.24 per share and (ii) to receive Default Shares (as defined below) pursuant to Section 1.6, if applicable.  The aggregate amount to be paid by the Purchaser for the Second Shares is hereinafter referred to as the “Second Purchase Price.”  Any shares of Common Stock that the Purchaser has a right to purchase pursuant to this Section 1.1(b) and that the Purchaser does not elect to purchase at the Second Closing are hereinafter referred to as the “Unexercised Shares.”

(c)  At any time prior to May 1, 2008, the Purchaser shall have the option (the “Second Option”), exercisable upon notice duly given to the Company, at the Third Closing (as defined below), to (i) purchase a number of shares of Common Stock not to exceed the Unexercised Shares (the “Third Shares”) for the purchase price of $0.24 per share and (ii) to receive Default Shares pursuant to Section 1.6, if applicable.  The aggregate amount to be paid by the Purchaser for the Third Shares is hereinafter referred to as the “Third Purchase Price.”  Any shares of Common Stock that the Purchaser has a right to purchase pursuant to this Section 1.1(c) and that the Purchaser does not elect to purchase at the Third Closing shall be deemed Unexercised Shares.

(d) At any time prior to the later of August 1, 2008 or the date that is thirty (30) days after the delivery of the Audited Statements pursuant to Section 4.1 hereof, the Purchaser shall have the option (the “Third Option”), exercisable upon notice duly given to the Company, at the Fourth Closing (as defined below), to (i) purchase a number of shares of Common Stock not to exceed the Unexercised Shares (the “Fourth Shares,” and, together with the Initial Shares, the Second Shares and the Third Shares, the “Purchased Shares”) for the

purchase price of $0.24 per share and (ii) to receive Default Shares pursuant to Section 1.6, if applicable.  The aggregate amount to be paid by the Purchaser for the Fourth Shares is hereinafter referred to as the “Fourth Purchase Price”, and, together with the Initial Purchase Price, the Second Purchase Price and the Third Purchase Price, the “Aggregate Purchase Price.”

1.2 Initial Closing.  The purchase and sale of the Initial Shares (the “Initial Closing”) shall take place on January 31, 2008 (or such later date as the Company and the Purchaser mutually agree in writing) (the “Initial Closing Date”).  At the Initial Closing, the Company shall issue to the Purchaser certificates for the Initial Shares registered in the Purchaser’s name in the records of the Company, against payment by the Purchaser of the Initial Purchase Price for such Initial Shares in immediately available funds, including, without limitation, by offsetting such Initial Purchase Price by tendering to the Company for cancellation one or more promissory notes in substantially the form attached hereto as Exhibit A (a “Promissory Note”).

1.3 Exercise of First Option; Second Closing.

(a) In the event the Purchaser exercises the First Option upon notice duly given to the Company, and subject to the satisfaction (or waiver) of the terms and conditions set forth in Sections 5.2 and 6.2 of this Agreement with respect to the Second Closing, the Purchaser agrees to purchase at the Second Closing (as defined below) and the Company agrees to issue and sell to the Purchaser at the Second Closing, the Second Shares and issue Default Shares, if applicable.  Notwithstanding the foregoing, in the event the Purchaser shall have exercised the First Option prior to the Initial Closing, the parties may agree that the purchase and sale of the Second Shares shall take place at the Initial Closing.

(b) Subject to the last sentence of the preceding paragraph, the closing of the purchase and sale of the Second Shares (the “Second Closing”) shall take place at 10 a.m. Eastern Standard Time one (1) business day following the satisfaction (or waiver) of the terms and conditions set forth in Sections 5.2 and 6.2 of this Agreement with respect to the Second Closing (or such later date as the Company and the Purchaser mutually agree in writing) (the “Second Closing Date”).  At the Second Closing, the Company shall issue to the Purchaser certificates for the Default Shares, if applicable and the Second Shares, in each case, registered in the Purchaser’s name in the records of the Company, against payment by the Purchaser of the Second Purchase Price for such Second Shares in immediately available funds, including, without limitation, by offsetting such Second Purchase Price by tendering to the Company for cancellation one or more Promissory Notes.

1.4 Exercise of Second Option; Third Closing

(a) In the event the Purchaser exercises the Second Option upon notice duly given to the Company, and subject to the satisfaction (or waiver) of the terms and conditions set forth in Sections 5.3 and 6.3 of this Agreement with respect to the Third Closing, the Purchaser agrees to purchase at the Third Closing (as defined below) and the Company agrees to issue and sell to the Purchaser at the Third Closing, the Third Shares and issue Default Shares, if applicable.  Notwithstanding the foregoing, in the event the Purchaser shall have exercised the Second Option prior to the Initial Closing or the Second Closing, as the case may be, the parties may agree that the purchase and sale of the Third Shares shall take place at the Initial Closing or the Second Closing, as applicable.

(b) Subject to the last sentence of the preceding paragraph, the closing of the purchase and sale of the Third Shares (the “Third Closing”) shall take place at 10 a.m. Eastern Standard Time one (1) business day following the satisfaction (or waiver) of the terms and conditions set forth in Sections 5.3 and 6.3 of this Agreement with respect to the Third Closing (or such later date as the Company and the Purchaser mutually agree in writing) (the “Third Closing Date”).  At the Third Closing, the Company shall issue to the Purchaser certificates for the Default Shares, if applicable and the Third Shares, in each case, registered in the Purchaser’s name in the records of the Company, against payment by the Purchaser of the Third Purchase Price for such Third Shares in immediately available funds including, without limitation, by offsetting such Third Purchase Price by tendering to the Company for cancellation one or more Promissory Notes.

1.5 Exercise of Third Option; Fourth Closing

(a) In the event the Purchaser exercises the Third Option upon notice duly given to the Company, and subject to the satisfaction (or waiver) of the terms and conditions set forth in Sections 5.4 and 6.4 of this Agreement with respect to the Fourth Closing, the Purchaser agrees to purchase at the Fourth Closing (as defined below) and the Company agrees to issue and sell to the Purchaser at the Fourth Closing, the Fourth Shares and issue Default Shares, if applicable.  Notwithstanding the foregoing, in the event the Purchaser shall have exercised the Third Option prior to the Initial Closing, the Second Closing, or the Third Closing as the case may be, the parties may agree that the purchase and sale of the Fourth Shares shall take place at the Initial Closing, the Second Closing, or the Third Closing, as applicable.

(b) Subject to the last sentence of the preceding paragraph, the closing of the purchase and sale of the Fourth Shares (the “Fourth Closing”) shall take place at 10 a.m. Eastern Standard Time one (1) business day following the satisfaction (or waiver) of the terms and conditions set forth in Sections 5.4 and 6.4 of this Agreement with respect to the Fourth Closing (or such later date as the Company and the Purchaser mutually agree in writing) (the “Fourth Closing Date”).  At the Fourth Closing, the Company shall issue to the Purchaser certificates for the Default Shares, if applicable and the Fourth Shares, in each case, registered in the Purchaser’s name in the records of the Company, against payment by the Purchaser of the Fourth Purchase Price for such Fourth Shares in immediately available funds including, without limitation, by offsetting such Fourth Purchase Price by tendering to the Company for cancellation one or more Promissory Notes.

1.6 Default Shares.  In the event that there exists an Event of Default (as defined in the Promissory Note) with respect to any Promissory Note, the Purchaser shall have the option, at the Second Closing, the Third Closing or the Fourth Closing, to receive an amount of shares of Common Stock equal to the product of (a) the aggregate amount of Default Interest (as defined in such Promissory Note) due and payable under such Promissory Note, multiplied by (b) 0.24  (the “Default Shares”).  Purchaser’s receipt of such Default Shares shall be deemed payment of the Default Interest on such Promissory Note and shall be in addition to, and shall not limit or reduce the amount of, any Purchased Shares that Purchaser is entitled to purchase pursuant to this Agreement.

2. Representations and Warranties of the Company.  The Company hereby represents and warrants to the Purchaser that:

2.1 Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to carry on its business as now conducted and as proposed to be conducted and to enter into and perform this Agreement and the transactions contemplated hereby.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

2.2 Capitalization.

(a) Capital Stock.  The authorized capital stock of the Company is comprised of:  (i) 30,000,000 shares of Common Stock and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share.  On the Initial Closing Date, before giving effect to the transactions contemplated hereby, (i) the Company will have no outstanding capital stock other than 15,031,220 shares of Common Stock, (ii) the Company will have reserved 6,041,667 shares of Common Stock for issuance to the Purchaser upon the exercise of the First Option, the Second Option and the Third Option, and (iii) the Company will have reserved a sufficient number of shares of Common Stock for issuance to the Purchaser of Default Shares for the payment of any Default Interest.

(b) Options, Etc.  Except for the First Option, the Second Option and the Third Option and as set forth on Schedule 2.2(b) (the “Options”), there are no outstanding options, warrants, rights (including conversion and preemptive rights and rights of first refusal and similar rights) or agreements (other than this Agreement) for the purchase or acquisition from or by the Company of any shares of its capital stock.  No outstanding options, warrants or other securities exercisable for or convertible into Common Stock or any other equity securities of the Company provide for acceleration or vesting, or require anti-dilution adjustments, by reason of the consummation of the transactions contemplated hereby, or any change of control, merger, sale of assets or similar transaction.

(c) Voting Agreements.  The Company is not a party or subject to any agreement or understanding and, to the best of the Company's knowledge, there is no agreement or understanding between any persons or entities that affects or relates to the voting or giving of written consent with respect to any security of the Company or voting by a director of the Company.

2.3 Subsidiaries.  The Company does not own or control, directly or indirectly, any interest in any other corporation, association or other business entity.

2.4 Authorization.  All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance (or reservation for issuance) and delivery of the Purchased Shares has been taken or will be taken prior to the closing of any sale of Purchased Shares, and the Agreement, upon execution by the Company, will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as enforceability may be limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

2.5 Valid Issuance of Common Stock.

(a) The Purchased Shares, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, (i) will be duly and validly issued, fully paid and nonassessable, (ii) will be free of any pledges, liens, security interests, claims or other encumbrances of any kind, and (iii) shall be issued in compliance with all applicable federal and state securities laws.

(b) The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws.

(c) The aggregate number of persons in the State of Georgia who have purchased capital stock of the Company during the twelve (12) month period ending on the date of the Initial Closing, the Second Closing, the Third Closing and the Fourth Closing is less than 15, exclusive of (i) the Purchaser, and (ii) persons who acquired capital stock of the Company in transactions which were not subject to, or were exempt from registration under, the Georgia Securities Act of 1973, as amended.

(d) The capital stock of the Company has not been offered for sale by means of any form of general or public solicitations or advertisements, including, but not limited to:  (i) publicly disseminated advertisements or sales literature, through the mails or otherwise; (ii) any advertisement, article, notice, or other communication published in any newspaper, magazine, or other similar media, or broadcast over television or radio; or (iii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

2.6 Governmental Consents.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority, domestic or foreign, on the part of the Company is required in connection with the consummation of the transactions contemplated by the Agreement.

2.7 Litigation.  There is no action, suit or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the officers, directors or affiliates of the Company, nor is the Company aware that there is any basis for the foregoing.  The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

2.8 Intellectual Property.  The Company owns or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct its business as now conducted or as proposed to be conducted.  The Company does not have any knowledge of any infringement by the Company of any trademark, trade name right, patents, patent right, copyright, invention, license, service name, service mark, service mark registration, trade secret or other similar rights of others, and, to the knowledge of the Company there is no claim, action or proceeding being made or brought against, or being threatened against, the Company regarding any trademark, trade name, patent, patent right, invention, copyright, license, service name, service mark, service mark registration, trade secret or other infringement; and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing.

2.9 No Conflicts.  The Company is not in violation or default of any provisions of its certificate of incorporation or bylaws (the “Charter Documents”), or in any material respect of any instrument, judgment, order, writ, decree, contract or agreement to which it is a party or by which it is bound or, of any provision of federal, state or local statute, rule or regulation applicable to the Company.  The execution, delivery and performance of the Agreement and the consummation of the transactions contemplated thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement, or require any consent, waiver or approval thereunder, or constitute an event which results in the creation of any lien, charge or encumbrance upon either assets the Company.

2.10 Title to Property and Assets.  The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets.  With respect to the property and assets it leases, the Company is in compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances.

2.11 Use of Proceeds.  The net proceeds from the sale of the Purchased Shares to the Purchaser, after deducting any expenses and/or amounts paid for indemnification pursuant to Section 6 of this Agreement, shall be used exclusively for the purposes set forth in Exhibit B hereof.

2.12 Registration Rights.  The Company has not granted or agreed to grant any registration rights, including piggyback and/or demand registration rights, to any person or entity.

2.13 Disclosure.  The Company has fully provided the Purchaser with all the information which the Purchaser has requested in connection with its decision to purchase the Purchased Shares and all information which the Company believes is reasonably necessary to enable such Purchaser to make such decision.  Neither this Agreement nor any other statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

2.14 Financial Statements.

(a) Schedule 2.14 contains true, correct and complete copies of the (i) the unaudited balance sheet of the Company as of December 31, 2006, and the unaudited statements of income and cash flows of the Company for the period then ended, and (ii) the unaudited balance sheet of the Company and the Subsidiaries as of December 31, 2007, and the unaudited statements of income and cash flow of the for the period then ended (the “Financial Statements”)  The Financial Statements are in conformity with generally accepted accounting principles (“GAAP”) and have been prepared from, and are in accordance with, the books and records of the Company, which books and records have been maintained on a basis consistent with the past practices of the Company.  Each balance sheet included in the Financial Statements is true, correct and complete and fairly presents the financial position of the Company as of the date of such balance sheet, and each statement of income and cash flows included in the Financial Statements is true, correct and complete and fairly presents the results of operations and changes in cash flows, as the case may be, of the Company for the periods set forth therein.  Each balance sheet and each statement of income and cash flows included in the Financial Statements shall not be materially adverse from the Purchaser’s standpoint, to the Audited Statements as of the same date, delivered in accordance with Section 4.1.

(b) The Audited Statements (as defined in Section 4.1) will be in conformity with GAAP and will be prepared from, and will be in accordance with, the books and records of the Company, which books and records have been maintained on a basis consistent with the past practice of the Company.  Each balance sheet included in the Audited Financial Statements (including the related notes and schedules) will be true, correct and complete and fairly present the financial position of the Company as of the date of such balance sheet, and each statement of income and cash flows included in the Audited Statements (including the related notes and schedules) will be true, correct and complete and will fairly present the results of operations and changes in cash flows, as the case may be, of the Company for the periods set forth therein.

(c)  The Company maintains accurate books and records reflecting its assets, liabilities, revenues and expenses and maintains proper and adequate internal accounting controls which provide assurance that (i) transactions are executed in accordance with management’s authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and (iii) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

2.15 Taxes, Tax Returns.

(a) Definitions.  The following terms, as used herein, have the following meanings:

(i) “Taxes” means all taxes, assessments, charges, duties, fees, levies and other charges of a governmental entity, including income, franchise, capital stock, real property, personal property, tangible, withholding, employment, payroll, social security, social contribution, unemployment compensation, disability, transfer, sales, use, excise, gross receipts, value-added and all other taxes of any kind for which the Company may have any liability imposed by any governmental entity, whether disputed or not, and any related charges, interest or penalties imposed by any governmental entity.

(ii) “Tax Return” means any report, return, declaration or other information, in whatever form or medium, required to be supplied to a governmental entity in connection with Taxes, including estimated returns and reports of every kind with respect to Taxes.

(b) All Tax Returns due to have been filed by the Company through the date hereof in accordance with all applicable laws (pursuant to an extension of time or otherwise) have been duly filed and are true, correct and complete in all respects.

(c) All Taxes, deposits and other payments for which the Company has liability (whether or not shown on any Tax Return) have been paid in full or are accrued as liabilities for Taxes on the books and records of the Company.

(d) The amounts so paid, together with all amounts accrued as liabilities for Taxes (including Taxes accrued as currently payable but excluding any accrual to reflect timing differences between book and Tax income) on the books of the Company, shall be adequate based on the tax rates and applicable laws in effect to satisfy all liabilities for Taxes of the Company in any jurisdiction, including Taxes accruable upon income earned through the date hereof.

(e) There are not now any extensions of time in effect with respect to the dates on which any Tax Returns were or are due to be filed by the Company.  There are no outstanding waivers or agreements between any governmental entity and the Company for the extension of time for the assessment of any Taxes or deficiency thereof, nor are there any requests for rulings, outstanding subpoenas or requests for information, notice of proposed reassessment of any property owned or leased by the Company or any other matter pending between the Company and any governmental entity.

(f) The Company has not, directly or indirectly, transferred property to or acquired property from any individual, corporation, partnership, joint venture, limited liability company, trust, unincorporated organization or governmental entity with whom it was not dealing at arm's length for consideration other than consideration equal to the fair market value of the property at the time of the disposition or acquisition thereof.

3. Representations and Warranties of the Purchaser.  The Purchaser hereby represents and warrants to the Company that:

3.1 Authorization.  The Purchaser has full corporate power and authority to enter into this Agreement, which Agreement will constitute its valid and legally binding obligation, enforceable in accordance with its terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as enforceability may be limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.2 Purchase Entirely for Own Account.  The Purchased Shares will be purchased for investment for the Purchaser’s own account, and not with a view to the resale or distribution of any part thereof in violation of applicable securities laws.  The Purchaser is not a party to any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participations to such person, entity or any third party, with respect to any of the Purchased Shares.

3.3 Disclosure of Information.  The Purchaser has received all the information it considers necessary or appropriate for deciding whether to purchase the Purchaser Shares.  The Purchaser further represents that it has had an opportunity to ask questions of and receive answers from the Company regarding the terms and conditions of the offering of the Purchased Shares and the business, properties, prospects and financial conditions of the Company.

3.4 Investment Experience.  The Purchaser acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Purchased Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Purchased Shares.

3.5 Restricted Securities.  The Purchaser understands that the Purchased Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the “Act”), only in certain limited circumstances.  The Purchaser is familiar with Rule 144 of the Securities and Exchange Commission (the “SEC”), as presently in effect, and understands the resale limitations imposed thereby and by the Act.

3.6 Legends.  It is understood that the certificates evidencing the Purchased Shares will bear a legend substantially similar to the following legend, in addition to any other legend required by applicable state securities laws:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.  THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (13) OF CODE SECTION 10-5-9 OF THE ‘GEORGIA SECURITIES ACT OF 1973,’ AND MAY NOT BE SOLD OR

TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.  COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.”

Nothing contained in this Section 3 shall in any respect limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchaser to rely thereon.

4. Certain Covenants and Agreements.

The Company covenants that it will comply with the following provisions:

4.1 Audited Financial Statements.  As soon as possible following the date hereof, the Company will deliver to the Purchaser balance sheets and statements of income and stockholders equity and statements of cash flows of the Company audited by an independent public accounting firm selected by the Company, showing the financial condition of the Company as of the close of each fiscal year since the Company’s inception and the results of the Company’s operations during each such fiscal year (the “Audited Statements”).  The Company shall provide such accounting firm and its accountants and other authorized representatives reasonable access, during reasonable hours and with reasonable advance notice, to any and all of its premises, employees (including executive officers), properties, contracts, commitments, books, records and other information as such accounting firm deems necessary to prepare the Audited Statements.

4.2 Quarterly Statements.  As soon as possible and in any event within forty-five (45) days after the end of each fiscal quarter commencing with the first fiscal quarter of the Company ending after the Initial Closing Date, the Company will deliver to the Purchaser internal, unaudited balance sheets and statements of income, stockholders equity and cash flows of the Company as of the end of such fiscal quarter and for the year to date, certified by the President (or other chief executive officer) and the Treasurer or chief financial officer of the Company to be true and correct and to have been prepared in accordance with GAAP consistently applied (subject to normal year-end adjustments and the absence of footnotes).

4.3 Records and Accounts.  The Company will keep records and books of account which are true and correct in all material respects in which entries which are full, true and correct in all material respects will be made in accordance with GAAP.  The Company shall (and shall cause its officers, directors, employees, auditors and agents to) provide the Purchaser and its accountants, investment bankers, counsel, environmental consultants and other authorized representatives full access, during reasonable hours, to any and all of its premises, employees (including executive officers), properties, contracts, commitments, books, records and other information of the Company (including Tax Returns filed and those in preparation) and shall cause its officers to furnish to the Purchaser and its authorized representatives, promptly upon request therefor, any and all financial, technical and operating data and other information pertaining to the Company.

4.4 Legal Existence; Maintenance of Properties.  The Company will preserve and keep in full force and effect its legal existence and its material rights and properties (including, without limitation, its intellectual property).  The Company will maintain its material properties that are used or useful in the conduct of its business in good operating condition.

4.5 Compliance with Laws and Contracts.  The Company will comply with (a) the Charter Documents and (b) all applicable laws and regulations, the failure to comply with which would have a material adverse effect on the business, assets or financial condition of the Company.

4.6 Repurchases.  The Company will not repurchase any capital stock of the Company from any stockholder.

4.7 Transactions with Affiliates.  The Company will not make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any individual, corporation, partnership, joint venture, limited liability company, trust, or unincorporated organization (a “Person”) directly controlling or controlled by or under direct or indirect common control with the Company (each such Person, an “Affiliate,” and each such transaction, an “Affiliate Transaction”), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company than those that would have been obtained in a comparable transaction by the Company with an unrelated Person and (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1,000, the Company delivers to the Purchaser a resolution of the Board of Directors of the Company set forth in an officer’s certificate certifying that such Affiliate Transaction complies with clause (i) of this Section 4.7 and that such Affiliate Transaction has been approved by (i) a majority of the disinterested members of the Board of Directors of the Company, or (ii) a majority of the disinterested members of a special committee of the Board of Directors of the Company.

4.8 Other Protective Provisions.  The Company will not:

(a) (i) issue, sell, give away, transfer, pledge, mortgage, assign or otherwise dispose of, (ii) grant any rights (either preemptive or other) or options to subscribe for or purchase, or (iii) enter into any agreements, or issue any warrants, providing for the issuance of any of, its capital stock, or any securities convertible into or exchangeable for any of its capital stock; provided that the foregoing shall not restrict the Company from issuing capital stock in satisfaction of the obligations contained in this Agreement (including, without limitation, the options set forth on Schedule 2.2(b);

(b) increase in any manner the compensation of, or enter into any new bonus or incentive agreement or arrangement with, any of its employees, officers, directors or consultants, except in the ordinary course of business to the extent consistent with past practice of the Company;

(c) amend its Charter Documents so as to adversely affect the rights and preferences of the Purchaser; or

(d) make any substantial change to the Company’s current operations or line of business.

4.9 Sublease.  As soon as practical following the date hereof, the Company and Purchaser shall enter into a sublease agreement mutually satisfactory to the Company and Purchaser, regarding certain office space located at 101 Marietta Street, N.W., Atlanta, Georgia 30303.

5. Conditions to the Purchaser’s Obligations at Closing.

5.1 Initial Closing.  The obligations of the Purchaser under this Agreement with respect to the purchase of the Initial Shares are subject to the fulfillment on or before the Initial Closing of each of the following conditions:

(a) Representations and Warranties.  The representations and warranties of the Company contained in Section 2 of this Agreement shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 2 above, in which case, such representations and warranties shall be true and correct in all respects) as of the date when made and as of the Initial Closing Date as though made on the Initial Closing Date (except for representations and warranties that speak as of a specific date).

(b) Performance.  The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Initial Closing.

(c) Consents and Authorizations.  The Purchaser shall have received from the Company copies, certified by a duly authorized officer thereof to be true and complete as of the Initial Closing Date, of the records of (a) all corporate action taken by the Company to authorize the execution, delivery and performance of this Agreement (b) all consents and waivers from the shareholders of the Company and any other third parties necessary, if any, with respect to the issuance and sale of the Initial Shares.

(d) Compliance Certificate.  The Chief Executive Officer of the Company shall have delivered to the Purchaser a certificate certifying (i) that the conditions specified in Sections 5.1(a), 5.1(b) and 5.1(c) of this Agreement have been fulfilled and (ii) that there shall have been no material adverse change in the assets, condition, business, operations, affairs or prospects of the Company, financially or otherwise (the “Condition”) since June 30, 2007.

5.2 Second Closing.  The obligations of the Purchaser under this Agreement with respect to the purchase of the Second Shares are subject to the fulfillment on or before the Second Closing of each of the following conditions:

(a) Representations and Warranties.  The representations and warranties of the Company contained in Section 2 of this Agreement shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 2 above, in which case, such representations and warranties shall be true and correct in all respects) as of the date when made and as of the Second Closing Date as though made on the Second Closing Date (except for representations and warranties that speak as of a specific date).

(b) Performance.  The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Second Closing.

(c) Consents and Authorizations.  The Purchaser shall have received from the Company copies, certified by a duly authorized officer thereof to be true and complete as of the Second Closing Date, of the records of (a) all corporate action taken by the Company to authorize the execution, delivery and performance of this Agreement (b) all consents and waivers from the shareholders of the Company and any other third parties necessary, if any, with respect to the issuance and sale of the Second Shares.

(d) Compliance Certificate.  The Chief Executive Officer of the Company shall have delivered to the Purchaser a certificate certifying (i) that the conditions specified in Sections 5.2(a), 5.2(b) and 5.2(c) of this Agreement have been fulfilled and (ii) that there shall have been no material adverse change in the Condition of the Company since June 30, 2007.

5.3 Third Closing.  The obligations of the Purchaser under this Agreement with respect to the purchase of the Third Shares are subject to the fulfillment on or before the Third Closing of each of the following conditions:

(a) Representations and Warranties.  The representations and warranties of the Company contained in Section 2 of this Agreement shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 2 above, in which case, such representations and warranties shall be true and correct in all respects) as of the date when made and as of the Third Closing Date as though made on the Third Closing Date (except for representations and warranties that speak as of a specific date).

(b) Performance.  The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Third Closing.

(c) Consents and Authorizations.  The Purchaser shall have received from the Company copies, certified by a duly authorized officer thereof to be true and complete as of the Third Closing Date, of the records of (a) all corporate action taken by the Company to authorize the execution, delivery and performance of this Agreement (b) all consents and waivers from the shareholders of the Company and any other third parties necessary, if any, with respect to the issuance and sale of the Third Shares.

(d) Compliance Certificate.  The Chief Executive Officer of the Company shall have delivered to the Purchaser a certificate certifying (i) that the conditions specified in Sections 5.3(a), 5.3(b) and 5.3(c) of this Agreement have been fulfilled and (ii) that there shall have been no material adverse change in the Condition of the Company since June 30, 2007.

5.4 Fourth Closing.  The obligations of the Purchaser under this Agreement with respect to the purchase of the Fourth Shares are subject to the fulfillment on or before the Fourth Closing of each of the following conditions:

(a) Representations and Warranties.  The representations and warranties of the Company contained in Section 2 of this Agreement shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 2 above, in which case, such representations and warranties shall be true and correct in all respects) as of the date when made and as of the Fourth Closing Date as though made on the Fourth Closing Date (except for representations and warranties that speak as of a specific date).

(b) Performance.  The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Fourth Closing.

(c) Consents and Authorizations.  The Purchaser shall have received from the Company copies, certified by a duly authorized officer thereof to be true and complete as of the Fourth Closing Date, of the records of (a) all corporate action taken by the Company to authorize the execution, delivery and performance of this Agreement (b) all consents and waivers from the shareholders of the Company and any other third parties necessary, if any, with respect to the issuance and sale of the Fourth Shares.

(d) Compliance Certificate.  The Chief Executive Officer of the Company shall have delivered to the Purchaser a certificate certifying (i) that the conditions specified in Sections 5.4(a), 5.4(b) and 5.4(c) of this Agreement have been fulfilled and (ii) that there shall have been no material adverse change in the Condition of the Company since June 30, 2007.

6. Conditions to the Company’s Obligations at Closing.

6.1 Initial Closing.

(a) Legality; Governmental Authorization.  The issuance and sale of the Initial Shares to the Purchaser shall not be prohibited by any law or governmental order or regulation.  All material consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of or with any third party, with respect to any of the transactions contemplated by this Agreement to be performed at the Initial Closing which must be obtained by the Purchaser shall have been duly obtained or made and shall be in full force and effect.

(b) Representations and Warranties.  The representations and warranties of the Purchaser contained in Section 3 of this Agreement shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct in all respects) as of the date when made and as of the Initial Closing Date as though made on the Initial Closing Date (except for representations and warranties that speak as of a specific date).

(c) Performance.  The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Initial Closing.

(d) Payment of Purchase Price.  The Purchaser shall have delivered the Initial Purchase Price.

6.2 Second Closing.

(a) Legality; Governmental Authorization.  The issuance and sale of the Second Shares to the Purchaser shall not be prohibited by any law or governmental order or regulation.  All material consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of or with any third party, with respect to any of the transactions contemplated by this Agreement to be performed at the Second Closing which must be obtained by the Purchaser shall have been duly obtained or made and shall be in full force and effect.

(b) Representations and Warranties.  The representations and warranties of the Purchaser contained in Section 3 of this Agreement shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct in all respects) as of the date when made and as of the Initial Closing Date as though made on the Second Closing Date (except for representations and warranties that speak as of a specific date).

(c) Performance.  The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Second Closing.

(d) Payment of Purchase Price.  The Purchaser shall have delivered the Second Purchase Price.

6.3 Third Closing.

(a) Legality; Governmental Authorization.  The issuance and sale of the Third Shares to the Purchaser shall not be prohibited by any law or governmental order or regulation.  All material consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of or with any third party, with respect to any of the transactions contemplated by this Agreement to be performed at the Third Closing which must be obtained by the Purchaser shall have been duly obtained or made and shall be in full force and effect.

(b) Representations and Warranties.  The representations and warranties of the Purchaser contained in Section 3 of this Agreement shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct in all respects) as of the date when made and as of the Initial Closing Date as though made on the Third Closing Date (except for representations and warranties that speak as of a specific date).

(c) Performance.  The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Third Closing.

(d) Payment of Purchase Price.  The Purchaser shall have delivered the Third Purchase Price.

6.4 Fourth Closing.

(a) Legality; Governmental Authorization.  The issuance and sale of the Fourth Shares to the Purchaser shall not be prohibited by any law or governmental order or regulation.  All material consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of or with any third party, with respect to any of the transactions contemplated by this Agreement to be performed at the Fourth Closing which must be obtained by the Purchaser shall have been duly obtained or made and shall be in full force and effect.

(b) Representations and Warranties.  The representations and warranties of the Purchaser contained in Section 3 of this Agreement shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct in all respects) as of the date when made and as of the Initial Closing Date as though made on the Fourth Closing Date (except for representations and warranties that speak as of a specific date).

(c) Performance.  The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Fourth Closing.

(d) Payment of Purchase Price.  The Purchaser shall have delivered the Fourth Purchase Price.

7. Expenses; Indemnity.

(a) The Company hereby agrees to pay on demand up to $50,000 of the reasonable out-of-pocket expenses incurred by the Purchaser on or prior to the Initial Closing Date in connection with the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of the Purchaser’s legal counsel, which amount may be set-off against any amount owed by the Purchaser to the Company (including, without limitation, the Aggregate Purchase Price).

(b) The Company hereby agrees to indemnify and hold the Purchaser and its affiliates and their respective shareholders, officers, directors, employees and agents, and their successors and assigns, harmless from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses (including, without limitation, reasonable attorneys’ fees and disbursements), incurred by any of the indemnitees as a result of or relating to the inaccuracy of any of the representations and warranties made by the Company in Section 2 hereof in any material respect or any failure by the Company to comply in any material respect with any of its covenants hereunder.  For purposes of this Section 7(b), (i) the representations and warranties made by the Company in Section 2 hereof shall expire on the later of the two (2) year anniversary of the Initial Closing Date, the Second Closing Date, the Third Closing Date or the Fourth Closing Date, except that the representations and warranties made by the Company in Sections 2.1, 2.2, 2.3, 2.4, 2.5, 2.10 and 2.12 shall survive indefinitely, and (ii) the covenants made by the Company in Section 4 of this Agreement shall expire upon on the later of the two (2) year anniversary of the Initial Closing Date, the Second Closing Date, the Third Closing Date or the Fourth Closing Date, except that the covenants made by the Company in Sections 4.1 and 4.2 shall survive for so long as Purchased Shares are held by the Purchaser or its successors.

(c) The Company hereby agrees to indemnify and hold the Purchaser and its affiliates and their respective shareholders, officers, directors, employees and agents, and their successors and assigns, harmless from any claim, demand or liability for any broker’s, finder’s or placement fees or lender’s incentive fees alleged to have been incurred by the Company in connection with the transactions contemplated by this Agreement.

(d) Any payments made by the Company pursuant to Section 7(b) and 7(c) shall be paid in immediately available funds in an amount equal to such claim as the Parties determine by mutual agreement, or in the event that the Parties cannot reach such agreement, then as determined by the final, non-appealable decision of a court of competent jurisdiction; provided, however, that the Company may, at the Purchaser’s option, pay to the Purchaser, in satisfaction of such claim, a number of shares of Common Stock equal to the quotient of (i) the amount of such claim divided by (ii) 0.24.  Notwithstanding the foregoing, any payments made by the Company pursuant to this Section 7(d) shall, in the aggregate, not exceed the Aggregate Purchase Price.

(e) The Purchaser hereby agrees to indemnify and hold the Company and its respective shareholders, officers, directors, employees and agents, and their successors and assigns, harmless from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses (including, without limitation, reasonable attorneys’ fees and disbursements), incurred in any capacity by any of the indemnitees (i) as a result of or relating to the inaccuracy of any of the representations and warranties made by the Purchaser pursuant to Section 3 hereof in any material respect or any failure by the Purchaser to comply in any material respect with any of its covenants hereunder and (ii) for any broker’s, finder’s or placement fees or lender’s incentive fees alleged to have been incurred by the Purchaser in connection with the transactions contemplated by this Agreement.  For purposes of this Section 7(e), the representations and warranties made by the Purchaser in Section 3 hereof shall expire on the later of the two (2) year anniversary of the Initial Closing Date, the Second Closing Date, the Third Closing Date or the Fourth Closing Date, except that the representations and warranties made by the Purchaser in Sections 3.1 and 3.2 shall survive indefinitely.

(f) The obligations of the Company and the Purchaser under this Section 7 shall survive redemption or retirement of the Purchased Shares and the termination of this Agreement.

8. Miscellaneous.

8.1 Governing Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of Georgia, without reference to its choice of law rules.

8.2 Consent to Jurisdiction, Etc..  Each Party irrevocably and unconditionally (a) consents to submit to the exclusive jurisdiction of the Business Case Division of the Fulton County Superior Court located in the State of Georgia (the “Business Court”), and in the event the Business Court does not have jurisdiction over such dispute, then of the courts of the State of Georgia and of the United States District Court for the Northern District of Georgia for any action, dispute, suit or proceeding arising out of or relating to this Agreement (and each party irrevocably and unconditionally agrees not to commence any such action, dispute, suit or proceeding except in such courts), (b) waives any objection to the laying of venue of any such action, dispute, suit or proceeding in any such courts and (c) waives and agrees not to plead or claim that any such action, dispute, suit or proceeding brought in any such court has been brought in an inconvenient forum.  Each Party hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or related to this Agreement.

8.3 No Fractional Shares.  In the event any calculation of shares of Common Stock pursuant to any section of this Agreement yields a decimal number, such amount shall be rounded to the nearest whole number.

8.4 Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.  In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause two (2) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof.

8.5 Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

8.6 Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

8.7 Entire Agreement, Amendments.  This Agreement supersedes all other prior oral or written agreements between the Parties, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the Parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

8.8 Notices.  Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement (including, without limitation, the Purchaser’s exercise of the First Option, the Second Option and the Third Option) must be in writing and will be deemed to have been duly given (i) upon receipt, when delivered personally; (ii) upon confirmation of receipt, when sent by facsimile; (iii) three (3) business days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company, to:	Tap It, Inc.
101 Marietta St., NW, 26th Floor
Atlanta, GA 30303
	Attention:	Jonathon Alexander
	Facsimile:	678.954.8019

If to the Purchaser, to:	Winsonic Digital Media Group, Ltd.
101 Marietta St., NW, Suite 2600
Atlanta, GA 30303
	Attention:	Winston Johnson
	Facsimile:	(404) 230-5710

Each party shall provide five (5) days’ prior written notice to the other party of any change in address or facsimile number.

8.9 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.  Neither Party shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other Party.

8.10 No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

8.11 Further Assurances.  Each Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other Party may reasonably request  in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed, as of the date first above written.

PURCHASER:

WINSONIC DIGITAL MEDIA GROUP, LTD.

By: /s/ Winston Johnson
Name:    Winston Johnson
Title:      Chairman and Chief Executive Officer

COMPANY:

TAP IT, INC.

By:  /s/ Jonathon Alexander
Name:   Jonathon Alexander
Title:    President/CEO

Signature Page to Stock Purchase Agreement

Exhibit A

FORM OF
DEMAND PROMISSORY NOTE

$ ______________	Atlanta, Georgia
 __________ __, 2008

TAP IT, INC. a Delaware corporation (the “Company”), for value received hereby promises to pay to the order of Winsonic Digital Media Group, Ltd. a Nevada corporation (the “Holder”), without any abatement, reduction, diminution, setoff, defense, counterclaim or recoupment whatsoever, the sum of __________________________________ DOLLARS  ($________) and any unpaid accrued interest (including Default Interest, as defined below) hereon, on the Maturity Date, as defined below, or sooner should this Note be declared immediately due and payable as hereafter provided. Payment for all amounts due hereunder shall be made by wire transfer in accordance with the Holder’s instructions, or at the Holder’s option, by shares of the Company’s Common Stock pursuant to the terms and conditions of that certain Stock Purchase Agreement, dated as of January 22, 2008, by and between the Company and the Holder (the “Purchase Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement.

The following is a statement of the rights of the Holder and the conditions to which this Note is subject.

1.            Principal and Interest.  Unless this Note is sooner paid, the principal of and all accrued and unpaid interest on this Note shall be paid in full on the fifth (5th) day following written notice of demand from the Holder to the Company (the “Maturity Date”).  This Note may be prepaid at any time.  All payments under this Note will be made without setoff, counterclaim or other defense.

The Company agrees to pay interest on the unpaid principal amount of this Note from the date hereof until the earlier of the Maturity Date or the date of an Event of Default, as defined below, at a simple interest rate of six percent (6%) per annum, subject to Section 2(d)(ii) hereof.

2.            Events of Default.

(a)            Events of Default Defined.  The following specified events constitute an event of default hereunder (each an “Event of Default”):

(i)          the Company shall default in the payment upon demand of the principal or interest on this Note or any other amounts owing hereunder and the continuance thereof for five (5) Business Days after written notice;

                                                (ii)               the Company shall breach any of the covenants set forth in Section 4.1 of the Purchase Agreement and the continuance thereof for five (5) Business Days after written notice; or

(iii)            the Company’s representations and warranties set forth in Section 2.14 of the Purchase Agreement, or any certificate delivered to Holder pursuant to Sections 5.1(d), 5.2(d), 5.3(d) or 5.4(d) of the Purchase Agreement with respect to the representations and warranties set forth in Section 2.14 of the Purchase Agreement, shall contain any inaccuracy when made or delivered, as the case may be.  An Event of Default under this Section 2(a)(iii) shall be deemed to have commenced upon the earliest date that such representation and warranty or such certificate was made or delivered, as the case may be, to the Holder.

(b)            Notice of the Events of Default.  The Company covenants that it will give notice to the Holder of the occurrence of any Event of Default within five (5) business days after the discovery of such an event by an officer of the Company, specifying the nature thereof, the period of existence thereof and what action it proposes to take with respect thereto.

(c)            Default Rate of Interest. If the Company defaults in the payment of the amounts hereunder on the Maturity Date or an Event of Default occurs, the Company shall pay a default interest rate equal to twelve percent (12%) in excess of the interest rate otherwise applicable hereunder (the “Default Rate”).

(d)            Consequences of Event of Default.  Upon the occurrence of an Event of Default and at any time thereafter so long as any Event of Default shall then be continuing, the Holder may, by written notice to the Company, take any or all of the following actions without prejudice to the rights of the Holder to enforce its claim against the Company and to pursue any remedies against the Company:  (i) declare the principal and any accrued interest in respect of this Note and all obligations owing hereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby waived by the Company, and (ii) declare that the total amount owed (including principal, accrued interest and other amounts to the extent permitted by law), shall bear interest, and shall be deemed to have born interest as of the date of this Note, at the Default Rate (such interest, “Default Interest”).

4.            Waiver of Demand.  The Company waives demand for payment, presentment, protest, notice of protest and non-payment, or other notice of default, notice of acceleration and intention to accelerate, and agrees that its liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consents to any and all renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.

5.            Successors and Assigns.  The rights and obligations of the Company and the Holder under this Note shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.  Neither Party shall assign this Note or any rights or obligations hereunder without the prior written consent of the other Party.

6.            Remedies Cumulative.  The remedies of the Holder as provided herein, in the Purchase Agreement, and in any other documents governing or securing repayment hereof shall be cumulative and concurrent and may be pursued singly, successively, or together, at the sole discretion of the Holder to the extent provided in the Purchase Agreement and may be exercised as often as occasion therefore shall arise. No act or omission of the Holder, including specifically, but without limitation, any failure to exercise any right, remedy or recourse, shall be effective as a waiver of any right of the Holder hereunder, unless set forth in a written document executed by the Holder, and then only to the extent specifically recited therein. A waiver or release with reference to one event shall not be construed as continuing, as a bar to, or as a wavier or release of any subsequent right, remedy or recourse as to any subsequent event.

If this Note is collected with the assistance of an attorney, or if it is collected through any legal proceedings at law or in equity or in bankruptcy, receivership or other court proceedings, the Company agrees to pay all reasonable costs and expenses of collection including, but not limited to, court costs and the reasonable fees and expenses of any attorney employed by the Holder hereof.

7.            Notices.  All notices and other communications hereunder shall be in writing and shall be deemed sufficiently given and served for all purposes when personally delivered or given by e-mail, telex or machine-confirmed facsimile or three business days after a writing is deposited in the United States mail, first class postage or other charges prepaid and certified, return receipt requested, addressed to the address set forth below for the Company and to the address of the Holder set forth in the records of the Company (or at such other address for a party as shall be specified by like notice).

8.            Governing Law; Venue.  This Note shall be governed by and construed in accordance with the laws of the State of Georgia without regard to its conflict of laws provisions. the Company and the Holder each irrevocably and unconditionally agree that the terms and conditions of Section 8.2 of the Purchase Agreement shall be incorporated by reference herein.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has executed this Note on the date first above written.

TAP IT, INC.

By:  __________________________________
Name:  _______________________________
Title:  ________________________________

ACKNOWLEDGED:

WINSONIC DIGITAL MEDIA GROUP, LTD.

By:  __________________________________
Name:  _______________________________
Title:  ________________________________

Signature Page to Promissory Note Dated ___________ __, 2008